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                                                                   EXHIBIT 10.33

                                2006-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
               (MOST RECENTLY AMENDED AND RESTATED EFFECTIVE AS OF
                                 MARCH 27, 2003)
                            ------------------------

                  This 2006-1 Amendment to the STEELCASE INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN ("Plan") is adopted by Steelcase Inc. ("Employer"). The amendment is effective as of January 1, 2005, except as otherwise indicated.

                  Pursuant to Section 7.1 of the Plan, Employer amends the Plan as follows:

                                       A.

                  The introductory paragraph of Section 6.2 is amended as follows:

                  6.2 Payment of Benefits. Except as otherwise provided in
Section 6.3 (Forfeiture of Benefits) or 6.4 (Key Employees), both the 5-Year Benefit and the 15-Year Benefit shall be paid to a Participant as follows:

                                       B.

                  Section 6.2(b) is amended as follows:

                           (b) Early Retirement. Upon Early Retirement, the Participant's 5-Year Benefit and 15-Year Benefit shall both commence on his or her Normal Retirement Date; provided, however, that the Participant, with the consent of the Committee, may elect payment of the portion of either his or her 5-Year Benefit, 15-Year Benefit, or both, that is treated as deferred prior to January 1, 2005, to begin at any other Payment Date prior to his or her Normal Retirement Date that is at least 12 months subsequent to his or her election. If early payment is elected as to either or both benefits, the amount of each annual payment under each benefit elected shall be determined by dividing the total dollar amount of the benefit by the number of reduced equal annual installments that result in the last reduced annual installment of the benefit being paid on the date that the last annual installment would have been paid if benefit payments had commenced on the Participant's Normal Retirement Date. A Participant's election of early commencement of benefit payments must be made in writing on a form provided by the Committee.

                           The portion of a Participant's 5-Year Benefit and 15-Year Benefit that is treated as deferred on or after January 1, 2005, shall commence on his or her Early Retirement Date, provided, however, that the Participant may make a one-time election to receive payment of either his or her 5-Year Benefit, 15-Year Benefit, or both, beginning




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         at any other Payment Date not later than his or her Normal Retirement
         Date, that is at least 5 years subsequent to his or her Early Retirement Date. This election must be made at least 12 months prior to the Participant's Early Retirement Date and will only be effective if the Participant's Early Retirement Date is at least 5 years before his or her Normal Retirement Date.

                                       C.

                  A new Section 6.4 is added as follows:

                  6.4 Key Employees. Notwithstanding the preceding provisions of this Section 6, no payment of any amount treated as deferred on or after January 1, 2005, shall be made to a "key employee," as defined in Internal Revenue Code
Section 416(i), for at least 6 months after such key employee's separation from service with Employer unless such payment is specifically permitted by Treasury regulations issued under the American Jobs Creation Act of 2004.

                                       D.

                  A new Section 8.10 is added as follows:

                  8.10 American Jobs Creation Act of 2004. Notwithstanding any provisions of the Plan to the contrary, the Plan will be operated in compliance with Internal Revenue Code Section 409A with respect to amounts treated as deferred on or after January 1, 2005.

                                       E.

                  In all other respects, the Plan is unchanged.

                  IN WITNESS OF WHICH, Employer executes this 2006-1 Amendment to the Plan.

                                            STEELCASE INC.


Dated:  January 20, 2005                    By /s/ Nancy W. Hickey
                --                             -----------------------
                                               Nancy W. Hickey

                                               Its Senior Vice President, Chief
                                               Administrative Officer


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